UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2015

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

In connection with the Offering described in Item 8.01 below, the Company provided the information set forth under Item 7.01 below. The information set forth in the last sentences of each of the third and sixth paragraphs of item 7.01 below is hereby incorporated by reference into this Item 2.02.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 7.01              Regulation FD.

In connection with the Offering described in Item 8.01 below, the Company provided the following information and accordingly is furnishing such information hereby for purposes of compliance with Regulation FD. The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

The Company submitted a declaration of commerciality on the Mahogany discovery in March 2015. The Company expects to submit a plan of development concerning the Mahogany discovery area later this year. The Company is currently in discussions with the government of Ghana regarding the declarations of commerciality for the Teak and Akasa discoveries.

In March 2015, the Company completed the drilling of the CB-1 exploration well on the Al Khayr prospect. The CB-1 well encountered sub-commercial hydrocarbon bearing reservoirs and was plugged and abandoned. The Company expects to record approximately $83.0 million of exploration expense during the first quarter of 2015 associated with the CB-1 exploration well.

In March 2015, the Company closed a farm-out agreement with Chevron Mauritania Exploration Limited (‘‘Chevron’’), a wholly-owned subsidiary of Chevron Corporation, for a part of the Company’s participating interest in the C8, C12 and C13 contract areas offshore Mauritania. Under the terms of the agreement, Chevron will acquire a 30% non-operated working interest in each of the C8, C12 and C13 contract areas in exchange for paying a disproportionate share of the costs of one exploration well and a second contingent exploration well, subject to maximum expenditure caps. In addition, Chevron will pay its proportionate share of previously incurred exploration costs. Chevron will not initially fund drilling of the Tortue prospect, but retains the option to participate in this prospect after the transaction is completed.

In March 2015, the Company closed a farm-in agreement with Repsol Exploración, S.A. (“Repsol”), acquiring a non-operated interest in the Camarao, Ameijoa, Mexilhao and Ostra blocks offshore Portugal. The Company’s participating interest in the blocks is 31%. Repsol, Petroleos de Portugal—Petrogal, S.A. and Partex (Iberia) S.A. participating interest in the blocks will be 34%, 30% and 5%, respectively. Repsol will remain the operator.

In March 2015, following the lenders’ semi-annual redetermination, the borrowing base under the Company’s commercial debt facility remained unchanged at $1.5 billion. For the first time, the borrowing base calculation included value related to the Tweneboa-Enyenra-Ntomme development project in Ghana, as well as the Jubilee field. As of March 31, 2015, undrawn availability under the commercial debt facility was $1,000.0 million.

The risk factor below supplements the risks discussed in the “Item 1A. Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2014.

A maritime boundary demarcation dispute between Côte d’Ivoire and Ghana may affect a portion of our license areas offshore Ghana.

The historical maritime boundary between Ghana and its western neighbor, the Republic of Côte d’Ivoire, forms the western boundary of the DT Block offshore Ghana.  In early 2010, Côte d’Ivoire petitioned the United Nations to demarcate the Ivorian territorial maritime boundary with Ghana, which is based on the equidistance maritime line to the corresponding land border. In response to the petition, Ghana established a Boundary Commission to undertake negotiations with Côte d’Ivoire in an effort to resolve to their respective maritime boundary. The Ivorian Government then issued a map in September 2011, which reflected potential petroleum license areas that overlap with the DT Block.  In September 2014, Ghana submitted the matter to arbitration under the United Nations Convention on the Law of the Sea, and in December 2014, the two parties agreed to transfer the dispute to the International Tribunal for the Law of the Sea (the “ITLOS”). On January 12, 2015, the ITLOS formed a special chamber to address the maritime boundary dispute.

On March 2, 2015, Côte D’Ivoire applied to the ITLOS for a provisional measures order suspending activities in the disputed area in which the TEN project is located until the substantive case concerning the border dispute is adjudicated.  More specifically, the provisional measures application asked that Ghana be ordered to: (i) suspend all ongoing exploration and exploitation operations in the disputed area, (ii) refrain from granting any authorizations for new exploration and exploitation in the disputed area, (iii) not use any data acquired in the disputed area in any way that would detriment Côte d’Ivoire, and (iv) take any necessary action for the preservation of the continental shelf, its water, and its underground in the disputed area.  In late March 2015, the ITLOS chamber met to hear arguments from each of Ghana and Côte d’Ivoire concerning the provisional measures application. A ruling concerning such provisional measures order is expected in April 2015. If the provisional measures application is fully granted, DT block partners (including Kosmos), led by the operator of the block, Tullow Oil plc (through its subsidiary), will be prevented from continuing its development and production operations at the TEN project at least until a determination regarding the boundary demarcation dispute is made by ITLOS (which is not expected to occur until 2017) or the dispute is amicably resolved earlier.

Uncertainty remains with regard to the outcome of the provisional measures application and the outcome of the broader boundary demarcation dispute between Ghana and Côte d’Ivoire. We do not know if the maritime boundary will change our and our block partners’ rights to develop our discoveries within such areas. In the event that Côte d’Ivoire is successful in its provisional measures application or maritime border claims, or if the proceedings result in an unfavorable outcome for Ghana, our operations within such areas could be materially impacted.

Item 8.01              Other Events.

On April 7, 2015, Kosmos Energy Ltd. (the “Company”), issued a press release announcing that it intends to commence its offering of $225 million aggregate principal amount of senior secured notes due 2021 (the “Offering”). The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

The press release was issued pursuant to, and in accordance with, Rule 135c under the Securities Act of 1933 (as amended), and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  The Company’s estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations, or of preliminary results of past performance which are yet to be finalized.

Although the Company believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to the Company. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the Company’s other filings with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01              Financial Statements and Other Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     April 7, 2015

KOSMOS ENERGY LTD.

By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 7, 2015.